UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 3.03    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Authorized Share Increase (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders of Jaguar Health, Inc. (the “Company”) held on September 30, 2022 (the “Special Meeting”), the Company’s stockholders approved an amendment (the “Sixth Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation (the “COI”) to effect an increase in the number of authorized shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), from 150,000,000 to 298,000,000 shares of Common Stock (the “Authorized Share Increase”) on September 30, 2022.

Pursuant to such authority granted by the Company’s stockholders, the Company’s board of directors approved the Authorized Share Increase and the filing of the Sixth Amendment to effectuate the Authorized Share Increase. On September 30, 2022, the Company filed the Sixth Amendment with the Secretary of State of the State of Delaware (the “DE Secretary of State”), and the Authorized Share Increase became effective in accordance with the terms of the Sixth Amendment immediately upon filing with the DE Secretary of State (the “Effective Time”).

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on September 30, 2022, the Company’s stockholders voted on the four proposals listed below, each of which as described in the Company’s definitive proxy statement for the Special Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on August 29, 2022. At the Special Meeting, a total of 61,692,893 shares of Common Stock, out of a total of 119,861,066 shares of Common Stock issued and outstanding and entitled to vote, and a total of 10 shares of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), representing all of the issued and outstanding shares of Preferred Stock entitled to vote at the Special Meeting, each as of August 26, 2022, the record date for the Special Meeting, were represented in person or by proxy at the Special Meeting. As described in the Proxy Statement, each share of Preferred Stock entitled the holder of record thereof to 750,000,000 votes on Proposal 1 at the Special Meeting; provided, that, any votes cast by holders of the Preferred Stock are required to be voted in the same proportion as shares of Common Stock are voted on such proposal.

The following is a summary of the voting results for the proposals voted upon at the Special Meeting:

1.	Proposal 1 – The proposal to approve the Sixth Amendment to increase the total number of authorized shares of Common Stock from 150,000,000 to 298,000,000, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
6,899,311,814	597,003,633	65,377,446	0

2.	Proposal 2 – The proposal to approve the issuance of shares of the Company’s Common Stock to SynWorld pursuant to the License and Services Agreement, dated June 28, 2022, for purposes of complying with Nasdaq Listing Rule 5635(b) and 5635(d), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
33,732,038	3,025,370	609,597	16,130,338

3.	Proposal 3 – The proposal to approve the issuance of shares of the Company’s Common Stock upon exchange of a Royalty Interest previously issued by the Company, for purposes of complying with Nasdaq Listing Rule 5635(d), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
30,329,296	3,163,220	552,788	16,130,338

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4.	Proposal 4 – The proposal to approve the adjournment of the Special Meeting to the extent that there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
57,039,807	4,121,835	531,251	0

Due to the approval of Proposals 1 through 3, there was no need to adjourn the Special Meeting. No other matters were considered or voted upon at the Special Meeting.

Item 7.01. Regulation FD Disclosure.

On September 30, 2022, the Company issued a press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Sixth Amendment of the Third Amended and Restated Certificate of Incorporation of Jaguar Health, Inc.
99.1	Press Release Announcing Results of the 2022 Special Meeting of Stockholders of the Company, dated September 30, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: September 30, 2022

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